UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

NIAGEN BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37752	26-2940963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Wilshire Blvd. Suite 600, Los Angeles, California 90024
(Address of principal executive offices, including zip code)

(310) 388-6706
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAGE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Set forth below are the results of the matters submitted for a vote of stockholders at the Company’s 2026 Annual Meeting.

Proposal 1 — Election of directors.

The following directors were elected to serve until the Company’s 2027 Annual Meeting of Stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal.

Director Elected	For	Withheld	Broker Non-Votes
Frank L. Jaksch, Jr.	44,531,507	759,870	13,274,979
Robert Fried	44,822,825	468,552	13,274,979
Steven Rubin	28,495,147	16,796,230	13,274,979
Wendy Yu	44,520,972	770,405	13,274,979
Gary Ng	44,446,052	845,325	13,274,979
Kristin Patrick	43,608,014	1,683,363	13,274,979
Ann Cohen	44,360,218	931,159	13,274,979
Hamed Shahbazi	30,544,086	14,747,291	13,274,979

Proposal 2 — Ratification of the appointment of Crowe LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
56,152,066	2,256,090	158,200	—

* No broker non-votes arose in connection with Proposal 2.

Proposal 3 — Approval, on an advisory basis, of the compensation paid to the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
43,188,958	1,930,441	171,978	13,274,979

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIAGEN BIOSCIENCE, INC.

Dated: June 29, 2026	By:	/s/ Ozan Pamir
Name: Ozan Pamir
Chief Financial Officer